UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2012

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2012, Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), issued a press release to report the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2011. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, the Company effected certain management promotions. As part of these promotions, effective February 6, 2012, (i) Francisco D’Souza will continue as Chief Executive Officer of the Company but will no longer be President of the Company; (ii) Gordon J. Coburn, the Company’s Chief Financial and Operating Officer and Treasurer, has been appointed President and will no longer be Chief Financial and Operating Officer and Treasurer; (iii) Ramakrishnan Chandrasekaran has been appointed Group Chief Executive – Technology and Operations, and will no longer be the Company’s President and Managing Director, Global Delivery; (iv) Rajeev Mehta has been appointed Group Chief Executive – Industries and Markets, and will no longer be the Company’s Chief Operating Officer, Global Client Services; and (v) Karen McLoughlin has been appointed the Company’s Chief Financial Officer and will no longer be the Company’s Senior Vice President of Finance and Enterprise Transformation.

Gordon Coburn, 47, was appointed President of the Company, effective February 6, 2012. From March 1998 until February 6, 2012, Mr. Coburn served as the Company’s Chief Financial Officer and Treasurer and from January 2007 until February 6, 2012, Mr. Coburn also held the position of Chief Operating Officer. Mr. Coburn also served as the Company’s Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as the Company’s Senior Vice President. He previously was the Company’s Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of The Corporate Executive Board Company and TechAmerica. He also served on the board of directors of ICT Group, Inc. until its acquisition in February 2010. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

Karen McLoughlin, 47, previously served as the Company’s Senior Vice President of Finance and Enterprise Transformation, a role she held since January 2010. In such role, Ms. McLoughlin was responsible for the Company’s worldwide financial planning and analysis, enterprise risk management and enterprise transformation functions, including the facilitation and execution of various internal reengineering and transformation initiatives designed to enable the Company’s strategic vision. From August 2008 to January 2010, Ms. McLoughlin served as the Company’s Senior Vice President of Finance, responsible for overseeing the Company’s global financial planning and analysis team and enterprise risk management, and from October 2003 until August 2008, Ms. McLoughlin served as the Company’s Vice President of Global Financial Planning and Analysis. Prior to joining Cognizant in October 2003, Ms. McLoughlin held various positions at Spherion Corporation (“Spherion”) from August 1997 to October 2003 and at Ryder System Inc. (“Ryder”) from July 1994 to August 1997. At both Spherion and Ryder, Ms. McLoughlin held key financial management positions and was involved in strategic planning, the integration of several mergers and acquisitions, financial systems implementations and corporate reorganizations. Prior to joining Ryder, she spent six years in the South Florida Practice of Price Waterhouse (now PricewaterhouseCoopers). Ms. McLoughlin has a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Columbia University.

A copy of the press release issued by the Company regarding the management promotions is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2012, reporting its financial results.

99.2	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2012, reporting the management promotions.

*	The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ STEVEN SCHWARTZ
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: February 8, 2012